SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                   This  Second   Amendment   dated  October  4,  1999  ("Second
Amendment") hereby amends that certain Agreement and Plan of Merger, dated as of April 28, 1999, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of July 23, 1999 (collectively, the "Merger Agreement"), entered into by and among Adrenalin Interactive, Inc., a Delaware corporation (tae "Parent"), Adrenalin Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), McGlen Micro, Inc., a California corporation (the "Company"), George Lee, Mike Chen, and ACST Computers, Inc., a California corporation (collectively, the "Principal
Shareholders") (the Parent, the Merger Sub, the Company and the Principal Shareholders, collectively, the "Parties"), with reference to the following facts:

                   A. Pursuant to Section 11.4 of the Merger Agreement, the Parties desire to amend the Merger Agreement to extend the termination date thereof.

                   NOW, THEREFORE, IN CONSIDERATION OF the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

          1. Amendment of the Merger Agreement/Extension of Time. The date set forth in Section 10.2(a) of the Merger Agreement is hereby changed to November 30, 1999.

          2. Ratification: Except as amended pursuant to this Second Amendment, the Merger Agreement is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

          3. Counterparts: This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instniment.




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          IN WITNESS WHEREOF, the Parties have caused this Second,  Amendment to be executed as of the date first written above.

"PARENT"                                        "THE PRINCIPAL SHAREHOLDERS"

ADRENALIN INTERACTIVE, ]NC.,                    By:/s/ George Lee
a Delaware corporation                          -----------------
                                                George Lee, an individual
By:/s/ Jay Smith
----------------                                By:Mike Chen
Jay Smith, III                                  ------------
President and Chairman                          Mike Chen, an individual

"MERGER SUB"                                    ACST COMPUTERS, INC.,
                                                a California corporation
ADRENALIN ACQUISITION
CORPORATION,                                    By:/s/Alex Chen
A California corporation                        ---------------
                                                Alex Chen
By:/s/ Jay Smith                                President and Chairman
----------------
Jay Smith, III
Secretary

"THE COMPANY"

MCGLEN MICRO INC.,
a California corporation

By:/s/ George Lee
-----------------
George Lee

By:/s/ Mike Chen
----------------
Mike Chen
Secretary